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                                                                     Exhibit 8.1


                           SIDLEY AUSTIN BROWN & WOOD
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

    CHICAGO                                                             BEIJING
                              555 WEST FIFTH STREET
     DALLAS               LOS ANGELES, CALIFORNIA 90013                HONG KONG
                             TELEPHONE 213 896 6000
    NEW YORK                 FACSIMILE 213 896 6600                      LONDON
                                 www.sidley.com
 SAN FRANCISCO                                                          SHANGHAI
                                  FOUNDED 1866
    SEATTLE                                                            SINGAPORE

WASHINGTON, D.C.                                                         TOKYO




                                 August 24, 2001



Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604



Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York 10604


                  Re: Starwood Hotels & Resorts Worldwide, Inc. Starwood Hotels & Resorts

                           Registration Statement on Form S-3
                           Registration Nos. 333-40077 and 333-40077-01

Ladies and Gentlemen:

                  We have acted as special counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and Starwood Hotels & Resorts, a Maryland real estate investment trust (together with the Corporation, the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company initially filed on November 12, 1997 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Registration Statement.

                  Our opinion is based upon an examination of the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

                  In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations, judicial decisions, administrative rulings and other applicable
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SIDLEY AUSTIN BROWN & WOOD                                           LOS ANGELES


Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
August 24, 2001
Page 2



authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. Opinions of counsel are not binding on the IRS or on any court. Accordingly, no assurance can be given that the IRS will not challenge the propriety of the opinion set forth herein or that such a challenge will not be successful.

                  Based on and subject to the foregoing, the discussion set forth in the section of the Registration Statement entitled "Certain Federal Income Tax Considerations," to the extent such discussion relates to United States federal income tax matters, is a fair and accurate summary in all material respects of the matters addressed therein, based upon current laws and the assumptions stated or referred to therein and the qualifications stated therein.

                  Other than expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. We are furnishing this opinion to you for the Company's benefit in connection with the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC") and this opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

                  We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Sidley Austin Brown & Wood therein under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

                                          Very truly yours,



                                          Sidley Austin Brown & Wood